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                                                                    Exhibit 10.1

                                LETTER OF INTENT

DATE:       7/23/01

PARTIES:    FAGEN, INC. of Granite Falls, MN and EAST KANSAS AGRI ENERGY of
(Owner)     Garnett, KS

       Owner is a committee of farmers and business people formed to facilitate the development and building of a locally-owned 20 MGY ethanol plant in Kansas (the facility).

       Fagen, Inc. is an engineering and construction firm capable of providing development assistance, as well as constructing the Facility being considered by Owner.

       ICM, Inc. is a leader in ethanol plant process technology. ICM, Inc. also provides state of the art grain drying and wastewater treatment equipment.

       Owner, and Fagen, Inc. (Fagen) agree to using best efforts in jointly developing this project under the following terms:

            1. Owner agrees that Fagen will Design/Build the Facility if determined by Owner to be feasible and if adequate financing is obtained.

            2. Fagen will provide Owner with assistance in evaluating, from both a technical and business perspective

                  -    Owner organizational options,
                  -    The appropriate location of the proposed Facility, and
                  -    Business Plan development

            3. Fagen agrees to Design/Build the Facility at a capital cost as shown on the attached Exhibit 1.

            4. Fagen shall assist Owner in locating appropriate management personnel and/or supply contract management for the Facility.

            5. Fagen will assist Owner in presenting information to potential investors, potential lenders, and various entities or agencies that may provide project development assistance. We have a long working relationship with an investment banking firm that specializes in agricultural related project financing.

            6. This Letter of Intent shall terminate on July 31, 2002 unless the basic size and design of the Facility have been determined and mutually agreed upon, and a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. Furthermore, this Letter of Intent shall terminate on July 31, 2003 unless total financing for the Facility has been secured. Either of the aforementioned dates may be extended upon mutual agreement of the parties.

Letter of Intent                                                     Page 1 of 3

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            East Kansas Agri Energy

            By:
               ------------------------------------

            Its:
                -----------------------------------

            Date:
                 ----------------------------------


            Fagen, Inc.

            By:
               ------------------------------------

            Its:
                -----------------------------------

            Date:
                 ----------------------------------

Letter of Intent                                                     Page 2 of 3

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                                   FAGEN INC.
                                  July 23, 2001

                 ESTIMATED SOURCES AND USES OF FUNDS STATEMENT*

SOURCES OF FUNDS
  Equity                                                                                    40%
            Cash & Equity Equivalents                                           $   13,120,000
            Long Term Debt                                                      $   19,680,000
                                                                               ---------------
TOTAL SOURCES OF FUNDS                                                          $   32,800,000

USES OF FUNDS
DESIGN CONSTRUCTION & STARTUP
  Plant Construction (GMP)                                                      $   28,000,000
  Land & Site - Developmental Cost (Est.)                                       $      950,000
  Startup Costs
            Corn (10 days @ $2.25)                 $   450,000
            Enzymes, Chemicals and other           $   250,000
            Other Startup Costs                    $   650,000
SUBTOTAL                                                                        $    1,350,000

ORGANIZATIONAL & FINANCING
  Financing Costs                                  $ 1,300,000
  Organizational Costs                             $   350,000
  Miscellaneous Costs                              $   250,000
  Owners Contingency                               $   600,000
  SUBTOTAL                                                                      $    2,500,000
                                                                               ---------------
TOTAL USES OF FUNDS                                                             $   32,800,000

Options:
  Thermal Oxidizer                                 $   250,000

* General Assumptions: Land & site development, startup, and organizational & financing costs are estimated. Owner provides all access roads including the plant perimeter road, rail systems, substation if required, electrical distribution/transformers, gas line(s), water supply/pretreatment to & waste water systems (septic) from the designated areas within the plant site. Assumes non-winter conditions for earthwork, concrete & building erection. Other conditions may apply in the definitive construction agreement.

Letter of Intent                                                     Page 3 of 3